BOSTON CAPITAL TAX CREDIT FUND IV, L.P.

DUBLIN HOUSING ASSOCIATES, PHASE II,
 A NORTH CAROLINA LIMITED PARTNERSHIP

CERTIFICATION AND AGREEMENT



    CERTIFICATION AND AGREEMENT made as of September 1, 1996, by DUBLIN HOUSING ASSOCIATES, PHASE II, A NORTH CAROLINA LIMITED PARTNERSHIP, (the "Operating Partnership"); Levy C. Pait, Billy R. Pait, and Windell F. Pait (the "Operating General Partners") and Levy
C. Pait, Billy R. Pait, and Windell F. Pait (the "Original Limited Partners") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV, L.P., a Delaware limited partnership (the "Investment Partnership"), BOSTON CAPITAL ASSOCIATES IV, L.P. a Delaware limited partnership ("Boston Capital"), CROWE & CASEY, P.C. and certain other persons or entities described herein.

    WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of September 1, 1996 (the "Operating Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

    WHEREAS, the Investment Partnership and Boston Capital have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and

    WHEREAS, Crowe & Casey, P.C., as counsel for the Investment
Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

    NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partners and the Original Limited Partners hereby agree as follows for the benefit of the Investment Partnership, Boston Capital, Crowe & Casey, P.C. and certain other persons hereinafter described.

    1.   Representations, Warranties and Covenants of the
         Operating Partnership and the Operating General
         Partners

    The Operating Partnership and the Operating General Partners jointly and severally represent, warrant and certify to the Investment Partnership, Boston Capital, and Crowe & Casey, P.C. that, with respect to the Operating Partnership, as of the date hereof:

         1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the Operating General Partners and the Original Limited Partners have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General Partners and the Original Limited Partners have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or the Operating General Partners or Original Limited Partners are bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the Operating General Partners or the Original Limited Partners or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partners and the Original Limited Partners, enforceable against each of them in accordance with its terms.

         1.02 The Operating General Partners have delivered to the Investment Partnership, Boston Capital or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Boston Capital or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. Since the date of the financial statements for the Operating General Partners, if any, previously delivered, there has been no material adverse change in the financial position of the Operating General Partners. The estimates of occupancy rates, operating expenses, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partners.

         1.03      As of the date hereof, each of the
representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partners and the Original Limited Partners and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with any of them in any capacity.

         1.04 Each of the representations and warranties contained in the Operating Partnership Agreement is true and correct in all material respects as of the date hereof.

         1.05 Each of the material covenants and agreements of the Operating Partnership and the Operating General Partners contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

         1.06      All conditions to admission of the Investment
Partnership as the investment limited partner of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

         1.07      No material default has occurred and is
continuing under the Operating Partnership Agreement or any of the Project Documents (as said term is defined in the Operating
Partnership Agreement) for the Operating Partnership.

         1.08 The Operating General Partners agree to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal
Revenue Service.

         1.09      No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

         1.10      The Operating Partnership has the sole
responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

         1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

         1.12      No person or entity except the Operating
Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

         1.13 No Operating General Partner is related in any manner to the Investment Partnership, nor is any Operating General Partner acting as an agent of the Investment Partnership.

         1.14 The Apartment Complex contains no substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenyls
(PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Part nership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the Operating General Partners or Original Limited Partners have received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

         1.15 The fair market value of the Apartment Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.

2.    Indemnification

         2.01 The Operating General Partners (for purposes of this Section 2.01, the "Indemnifying Parties" or, individually, an "Indemnifying Party") agree to indemnify and hold harmless the Investment Partnership and Boston Capital (for purposes of this
Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenyls
(PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

         2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to the other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

3.   Miscellaneous

         3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partners, the Original Limited Partner, Boston Capital, Crowe & Casey, P.C., and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         3.02      This Certification and Agreement may be
executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

         3.03      Terms defined in the Operating Partnership
Agreement and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.



    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

DUBLIN HOUSING ASSOCIATES,
PHASE II, A NORTH CAROLINA
LIMITED PARTNERSHIP



By:/s/Levy C. Pait
Levy C. Pait,
General Partner

By:/s/Billy R. Pait
Billy R. Pait
General Partner

By:/s/Windell F. Pait
Windell F. Pait
General Partner

OPERATING GENERAL PARTNERS:

By:/s/Levy C. Pait
Levy C. Pait,
General Partner

By:/s/Billy R. Pait
Billy R. Pait
General Partner

By:/s/Windell F. Pait
Windell F. Pait
General Partner

ORIGINAL LIMITED PARTNERS:


By:/s/Levy C. Pait
Levy C. Pait,
General Partner

By:/s/Billy R. Pait
Billy R. Pait
General Partner

By:/s/Windell F. Pait
Windell F. Pait
General Partner


Exhibit A

DUBLIN HOUSING ASSOCIATES, PHASE II,
 A NORTH CAROLINA LIMITED PARTNERSHIP

FACT SHEET



1.  Construction Financing

    A.   Lender:                       United Carolina Bank
    B.   Mortgage Amount:              $681,323
    C.   Commitment Date:              September 25, 1995
    D.   Note Date:                    TBD
    E.   Interest Rate:                Prime plus 2.5%
    F.   Term:                         First of 270 days or
                                          completion of construction
    G.   Guarantors:                   Levy C. Pait
                                          Billy R. Pait
                                          Windell F. Pait

2.  Permanent Financing

    A.  Lender                          FmHA
    B.  Mortgage Amount:                $681,323
    C.  Obligation Date:                February 22, 1995
    D.  Note Date:                      ______________
    E.  Interest Rate:                  7.5%
    F.  Term:                           50 years
    G.  Amortization:                   50 years


3.  Eligible Basis:                     $791,904

4.  Qualified Basis:                    $791,904

5.  Operating General Partner
    Capital Contribution:                 $35,860

6.  Working Capital Loan
    Amount:                               $0

7.  Type of Credit:                     3.7%

8.  Rent-up Schedule:


    50% occupancy as of January 1, 1997
    100% occupancy as of February 1, 1997

9.   Projected Credit to the
Investment Partnership (99%)        $255,242

A.  $1,064 for 1996;
B.  $25,524 per annum for each of the years 1997 through 2005; and
C.  $24,461 for 2006.

10.  Total Projected Credit to the
Operating Partnership (100%)        $257,820

A.  $1,074 for 1996;
B.  $25,782 per annum for each of the years 1997 through 2005; and
C.  $24,708 for 2006.

11. Tax Credit Approval:

    A.   Application

         Date:                          July 27, 1995
         Amount Requested:              $31,139

    B.   Reservation

         1.  Date:                      September 18, 1995
         2.  Amount:                    $25,782

    C.   Carryover Allocation
         A.  Date:
         B.  Amount:                   $

12.  Apartment Complex:

    A.   Name:                        Rosewood Estates, Phase II
    B.   Address:                     549 NC Hwy 410
                                 Bladenboro, NC 28320
    C.   County:                      Bladen
    D.   Type of Project:             Elderly

13. Area Median Income (1996):   $31,400

14. Type of Apartments:          Elderly

                    Unit         Basic   Utility      Market
         Number    Sq. Ft.       Rent    Allowance    Rent

1-Bedroom   16       678         $298    $ 68            $522

15. Annual Operating Expenses
    (beginning 1997):                  $29,577


16. Replacement Reserve Account

    A. Annual:                         $  6,842
    B. Total:                          $ 68,420

17. Operating Reserve Account       $0

18. Amount of Annual Asset Management
    to Boston Capital:                 $ 750

19. Amount of Annual Partnership
    Management Fee:                    $ 750

20. Amount of Total Depreciable
    Base Allocated to Personal
    Property:                          $21,515 (2.72%)

21. Completion Date:                January 1997

22. Total Capital Contribution of
    Investment Partnership:            $129,586

23. Schedule of Capital Contributions

A. $ 64,793 on the latest to occur of (i) Tax Credit Set Aside, (ii) closing of the Construction Mortgage Loan, (iii) receipt of commitment acceptable to Boston Capital for the Permanent Mortgage Loan, or (iv) Admission Date.

B. $ 32,397 on the later of (i) State Designation, (ii) Completion, or
(iii) Cost Certification.

C. $ 25,917 on the later of (i) the Initial 100% Occupancy Date or
(ii) Permanent Mortgage Commencement;

D. $ 6,479 on receipt of a tax return for the year in which Breakeven occurred.

24.  Fees and Other Items to be paid from Capital Contributions

Construction and Development
    Fee:                                  $93,721

    Developer's Overhead:                 $105

    Return of Capital:                    $ 35,760

25.  Operating General Partners:       Levy C. Pait
                                       Billy R. Pait
                                       Windell F. Pait

    Address:                              Route 2, Box 685-D
                                       Bladenboro, NC 28320

    Telephone Number:                    (704) 862-8436
    Contact Person:                       Levy Pait

26. Ownership Interests

                            Normal             Capital         Cash
                            Operations      Transactions       Flow

Operating General Partner:      1%              50%             20%

Special Limited Partner:        0%            .001%              0%

Investment Partnership:        99%            49.999%           80%


27.  Management Agent:                Pait Real Estate

Contact Person:                       Levy Pait

    Address:                             549 N.C. Highway 410
                                      Bladenboro, NC 28320

    Telephone Number:                     (704) 862-8436

     Amount of Fees:                   $_________

28.  Builder:                          Pait Rentals Construction
    Address:                              549 N.C. Highway 410
                                       Bladenboro, NC 28320

Telephone Number:                     (704) 862-8436

Amount of Compensation:                $661,083

Builder's Profit:                      $_________

29.  Architect:                        Elizabeth B. Lee, FAIA,
                                       Architect
     Address:                          407 Elm Street
                                       P.O. Box 1067
                                       Lumberton, NC 28359
    Phone:
     Amount of Fee:                    $_________

30.  Auditor and Tax Return Preparer:  Oscar Harris & Associates
    Contact Person:                       Oscar Harris
     Address:                          100 East Cumberland Street
                                       Dunn, NC 28335
    Telephone Number:                     (910)892-1021

31.  Federal Taxpayer ID Number:       56-1628593

32.  Building Breakdown:
    A. # of Units       16
    B. # of Buildings    4
    C. B.I.N.

cc: Boston Capital Communications Limited Partnership
Accounting Department


                                           Exhibit B

Certificate of Operating Partnership,
Operating General Partners and Original Limited
Partners Re: Lack of Disqualifications

    The Operating Partnership, its Operating General Partners and its Original Limited Partners (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or
(2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of the Operating General Partners, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

    (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;

    (2) Has been convicted of or pleaded nolo contendere to a misde-meanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

    (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

    (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

    (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

    (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

    (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

    (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the
Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

    (9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

    (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

    (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

    (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

    (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker-dealer or issuer had not or has not complied with the Pennsylvania Act.

    If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).


7221_1